Exhibit 99.1

0

TWC TECH HOLDINGS II CORP.

Proxy for Special Meeting of Stockholders on August 27, 2021

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Adam H. Clammer and Rufina Adams, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Stockholders of TWC Tech Holdings II Corp., to be held August 27, 2021 at https://web.lumiagm.com/272139865, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side)

1.1 14475

SPECIAL MEETING OF STOCKHOLDERS OF

TWC TECH HOLDINGS II CORP.

August 27, 2021

GO GREEN

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card are available at https://www.astproxyportal.com/ast/23688

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

00030000300300000000 5 082721

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. To approve and adopt the Business Combination Agreement and Plan of Merger, dated as of April 8, 2021 (as it may be amended or restated from time to time, the “Business Combination Agreement”), by and among Cellebrite DI Ltd. (“Cellebrite”), TWC Tech Holdings II Corp. (“TWC”) and Cupcake Merger Sub Inc. (“Merger Sub”), and approve the transactions contemplated thereby, pursuant to which Merger Sub will merge with and into TWC, with TWC continuing as the surviving entity and as a wholly owned subsidiary of Cellebrite (the “Business Combination”). A copy of the Business Combination Agreement is attached as Annex A to the accompanying proxy statement;

2. To approve and adopt the amended articles of association of TWC to be effective upon the consummation of the Business Combination in the form attached to the accompanying proxy statement as Annex B;and

3. To approve any proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve Proposals No. 1 and 2.

FOR AGAINST ABSTAIN

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Signature of Shareholder Date: Signature of Shareholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.